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                                                                    EXHIBIT D(2)

United Water  [LOGO]\(R)\

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1999 Special Meeting
Location: ________________

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  The ____________________ is accessible via ____________________. From Exit ramp turn ____________________............


  FROM NEW JERSEY & SOUTH: Take ____________________

  FROM NEW YORK CITY: Take ____________________

  FROM UPSTATE NEW YORK. Take ____________________



                   [MAP OF ____________________ APPEARS HERE]



This Proxy Is Solicited On Behalf Of The Board of Directors    Please mark
                                                               your votes
                                                               as           [X]
                                                               indicated in
                                                               this example

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                                                       FOR   AGAINST  ABSTAIN
1.       To Adopt and Approve The Agreement and        [_]     [_]      [_]
         Plan of Merger, dated as of August 20,
         1999, by and among United Water Resources,
         Inc., Lyonnaise American Holding, Inc.,
         LAH Acquisition Co., and Suez Lyonnaise des Eaux.


2. To vote all of such shares as they or he or she may deem proper upon all other matters that may properly come before said meeting and any adjournments thereof.


         Mark box if you plan to attend the Special Meeting             [_]


         This Proxy is given and is to be construed under the laws of the State of New Jersey and will be voted "FOR" the merger agreement if the undersigned has not specified a choice in the spaces provided therefore. This proxy when properly executed will be voted in the manner directed herein by the undersigned.


Signature(s) of Stockholder(s)___________________________ Date___________, 1999


                                    D(2)-1
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NOTE: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. (Executors, Administrators, Trustees, etc. should so indicate).

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                           . FOLD AND DETACH HERE .



                               VOTE BY TELEPHONE
             [GRAPHIC]                                  [GRAPHIC]
                         QUICK ... EASY ... IMMEDIATE

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free [____________] on a touch tone telephone 24 hours a day-7 days a week

   There is NO CHARGE to you for this call. - Have your proxy card in hand.

             You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

                             [Insert instructions]

                                       or
                                       --
2. VOTE BY PROXY:  Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.


PROXY


                          UNITED WATER RESOURCES INC.

             PROXY FOR SPECIAL MEETING OF STOCKHOLDERS-__________, 1999

        The undersigned stockholder of United Water Resources Inc. ("UWR") hereby constitutes and appoints LAWRENCE R. CODEY, PETER DEL COL and MARCIA L. WORTHING, or any of them, the attorneys or attorney and proxies or proxy of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Special Meeting of Stockholders of UWR to be held at ____________________, New Jersey ____________________, on
____________________, 1999, at _____a.m., and any adjournment or adjournments thereof, receipt of the notice of which meeting stating the purposes thereof being hereby acknowledged, to vote all of the shares of UWR which the undersigned would be entitled to vote if then personally present as follows:

                  (Continued and to be signed on other side)

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                           . FOLD AND DETACH HERE .

Dear Stockholder(s) of United Water Resources Inc.:

Enclosed you will find materials regarding the United Water Resources Inc.,
[   ],1999, Special Meeting of Stockholders. The notice of the Special Meeting and proxy statement describe the formal business to be transacted at the meeting as summarized on the attached proxy card.

Whether or not you expect to attend the Special Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You may vote your proxy by telephone. If you vote by telephone, there is no need to mail back your proxy card. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

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